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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 1996, except for Note 14 as to which the date is May 16, 1996 for Commodore Media, Inc. and April 26, 1996 for Media VI, in the Registration Statement (Form S-1) and related Prospectus of Commodore Media, Inc. for the registration of 4,300,000 shares of Class A Common Stock.

                                                              Ernst & Young LLP

New York, New York

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The foregoing consent is in the form that will be signed upon the completion of the 7.2:1 stock split of the Company's Common Stock as described in Note 14 to the financial statements.

                                                              Ernst & Young LLP

New York, New York
May 16, 1996